
<ARTICLE> 5
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          NOV-30-1999
<PERIOD-START>                             DEC-01-1998
<PERIOD-END>                               AUG-31-1999
<CASH>                                          39,777
<SECURITIES>                                    48,381<F1>
<RECEIVABLES>                                  612,420
<ALLOWANCES>                                         0
<INVENTORY>                                  1,716,163
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               2,818,943
<CURRENT-LIABILITIES>                                0
<BONDS>                                        473,851<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        48,071
<OTHER-SE>                                     638,230
<TOTAL-LIABILITY-AND-EQUITY>                 2,818,943
<SALES>                                      2,570,145
<TOTAL-REVENUES>                             2,613,526
<CGS>                                        2,085,016
<TOTAL-COSTS>                                2,097,125<F3>
<OTHER-EXPENSES>                               353,715<F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              20,167
<INCOME-PRETAX>                                127,642
<INCOME-TAX>                                    44,700
<INCOME-CONTINUING>                             82,942
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    82,942
<EPS-BASIC>                                     1.77
<EPS-DILUTED>                                     1.73

<F1>Marketable securities are comprised of first mortgages and mortgage-backed securities which are held for long-term investment. The mortgage-backed securities serve as collateral for related collateralized mortgage obligations.
<F2>Bonds are comprised of senior and senior subordinated notes and collateralized mortgage obligations.
<F3>Total Costs include interest expense on the collateralized mortgage obligations, as the associated interest income generated from the mortgage-backed securities is included in Total Revenues.
<F4>Other Expenses are comprised of selling, general and administrative expenses and a secondary marketing trading loss.

